UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2023

Flora Growth Corp.
(Exact Name of Registrant as Specified in Its Charter)

Province of Ontario	001-40397	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33132

(Address of principal executive offices) (Zip Code)

(954) 842-4989

(Registrant’s Telephone Number, Including Area Code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	FLGC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Amendment to Separation and Release Agreement and entry into Consulting Agreement

As previously reported on the Form 8-K (“Previous 8-K”) filed by Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the “Company”) on April 18, 2023 with the Securities and Exchange Commission, the Company entered into a Separation Agreement and Release with Mr. Merchan (the “Merchan Separation Agreement”), pursuant to which Mr. Merchan became entitled to benefits described in the Previous 8-K.

On May 14, 2023, the Company and Mr. Merchan entered into an amendment (the “Amendment”) to the Merchan Separation Agreement which (i) reduced the Cash Payment (as such term is defined in the Previous 8-K) to $199,900 after deducting all withholding taxes and $48,125 which has already been paid, with the remainder to be paid in five monthly installments commencing on June 1, 2023 and (ii) provided that Mr. Merchan shall be required to reimburse the Company for the applicable withholding taxes, when due, in connection with the 1,600,000 common shares, no par value (“Common Shares”), previously issued to him pursuant to the Merchan Separation Agreement.

In addition, on May 14, 2023, the Company and Mr. Merchan separately entered into a consulting agreement, whereby Mr. Merchan agreed to provide consulting services to the Company with respect to certain Company operations in Colombia for a three-month period. In consideration for Mr. Merchan’s consulting services, the Company issued Mr. Merchan 600,000 Common Shares.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Acceleration of Vesting of Restricted Common Shares

Between August and December 2022, the Company previously awarded Matthew Cohen, the Company’s general counsel and a named executive officer of the Company, an aggregate of 409,756 restricted Common Shares, of which 102,040 were to vest on July 5, 2023, 126,865 were to vest on July 5, 2024 and 180,851 were to vest on July 5, 2025 (collectively, the “Cohen Restricted Shares”).

The Compensation Committee of the Board of Directors of the Company subsequently determined to fully accelerate the vesting of the Cohen Restricted Shares to May 18, 2023. In connection with such vesting, Mr. Cohen agreed to forfeit 90,146 Cohen Restricted Shares to the Company in satisfaction of all applicable withholding taxes.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

10.1#	Amendment No. 1 to Separation Agreement and Release, dated May 14, 2023, by and among, Flora Growth Corp., Flora Growth Management Corp. and Luis Merchan
104	Cover Page Interactive Data File

# Management contract or compensation plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORA GROWTH CORP.

Date: May 18, 2023	By:	/s/ Hussein Rakine
	Name:	Hussein Rakine
	Title:	Chief Executive Officer

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